UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2019, Blackstone Real Estate Income Trust, Inc. (the “Company”) filed Articles of Amendment to its charter with the Maryland State Department of Assessments and Taxation, which Articles of Amendment were immediately effective. The Articles of Amendment increase the number of shares of Class S common stock and Class I common stock the Company is authorized to issue from 500,000,000 shares to 1,000,000,000 shares, in each case, and accordingly increase the number of shares of capital stock that the Company is authorized to issue from 2,100,000,000 shares to 3,100,000,000 shares.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles of Amendment did not amend, alter or modify any other terms or provisions of the Company’s Second Articles of Amendment and Restatement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated August 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: August 16, 2019	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary